UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    March 21, 2018

TELOS CORPORATION
(Exact name of registrant as specified in charter)

Maryland	001-08443	52-0880974
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

   As previously reported, Mr. Seth W. Hamot notified the Company of his resignation as a Class D Director on March 9, 2018.   In accordance with the Company's Articles of Incorporation, as amended and restated to date, the remaining Class D Director, Mr. Andrew Siegel, notified the Company on March 21, 2018 that he has appointed Mr. William H. Alderman to fill the position vacated by Mr. Hamot.  At this time, the Company does not expect that Mr. Alderman will be appointed to any committees of the Company's board of directors.  There are no transactions between Mr. Alderman and the Company that would require disclosure under Item 404(a) or Regulation S-K.

   For service as a Class D Director, Mr. Alderman is paid through a compensation arrangement with Wynnefield Partners Small Cap Value, L.P. ("Wynnefield"), one of the holders of the Company's Public Preferred Stock.  For each full 30-day period of service as a Board member, Mr. Alderman shall receive $5,000.00.  In addition, Wynnefield will reimburse Mr. Alderman for all necessary and reasonable travel and related expenses incurred in connection with Board meeting attendance or other required Board activities.

   Mr. Alderman (age 55) has supplied the following information related to his background.  He is President of Alderman & Company Capital, LLC, founded in 2011, a registered broker-dealer providing management consulting and investment banking services, specializing in sell-side M&A services, to the aerospace and defense industry.  Prior to holding his current position, Mr. Alderman held a number of senior level positions in corporate development, finance, and banking, including with General Electric Company (NYSE: GE), Aviation Sales Company (NYSE: AVS), and Fieldstone Private Capital Group.  Mr. Alderman also serves on several corporate boards and key committees of publicly-held and private companies, as follows: Board (currently Chair, Management Resources and Compensation Committee and member of Audit Committee) of DLH Holdings Corp. (NASDAQ: DLHC), a services supplier to the U.S. Department of Defense and U.S. Department of Veterans Affairs, since 2007; and Board (Chair, Nominating Committee and member of Audit Committee and Strategic Planning Committee) of Breeze-Eastern Corporation (AMEX: BZC), a helicopter winch and aircraft linear actuation systems supplier, from 2007 to 2012.  In the past, Mr. Alderman also served on the corporate boards of the following privately-held entities: HM Bullard Company, a retail business; UFC Aerospace Corp., a provider of aerospace logistics/integrated supply chain solutions; and Cox & Co., an ESOP-owned provider of ice protection and temperature control systems to the aerospace industry.  He also held a number of non-profit board positions.  Mr. Alderman earned an MBA from the J.L. Kellogg Graduate School of Management (1989) and a Bachelor of Arts degree from Kenyon College (1984).  He also holds a number of securities industry licenses, including series 7, 24, 63 and 65.

SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 27, 2018

TELOS CORPORATION
By:	/s/ Michele Nakazawa
Michele Nakazawa Chief Financial Officer